UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 19, 2009

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:	(563)-272-7400

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangement

Effective as of November 19, 2009, the HNI Corporation (the "Corporation") Board of Directors (the "Board") approved the amendment and restatement of the HNI Corporation Executive Deferred Compensation Plan (the "Plan").  The Corpration amended the Plan for administrative convenience to promote consistency among the Corporation's compensation plans and to enhance compliance.  A description of the Plan, including its purpose, is provided on pages 26 and 35 of the Corporation's 2009 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on March 30, 2009 and incorporated herein by reference.  A copy of the Plan, prior to its amendment and restatement, is attached as Exhibit 10.5 to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2007.

Key changes to the Plan include the:

o	elimination of the ability of participants to transfer amounts between cash and share accounts;
o	elimination of the creation of a rabbi trust in the event of a change in control (instead, a change in control will trigger a single lump-sum distribution for all participants);*
o
elimination of the ability of participants to take distributions in monthly or quarterly installments (instead, the amended and restated Plan only permits distributions in the form of annual installments of 15 years or less or a single lump sum);*

o	revision of the specified payment date for annual installment distributions from January 15 to the 3rd Monday in January;*
o	addition of a small payment exception for accounts with balances at or below a statutory threshold (currently, $16,500); and*
o	revision of the definition of "Fair Market Value" from the average of the high/low price of a share of the Corporation's common stock to the closing price of a share of the Corporation's common stock.

The changes marked with an (*) only apply to new deferrals beginning January 1, 2010.  The amendment and restatement of the Plan does not increase or accelerate amounts otherwise due the Corporation's principal executive officer under the Plan.  The Corporation's principal financial officer and other named executive officers do not participate in the Plan.

The Plan, as amended and restated, will be filed as an exhibit to the Corporation's Annual Report on Form 10-K to be filed with the SEC for the fiscal year ended January 2, 2010.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Articles of Incorporation

The Board approved an amendment to Section 4.02 of Article 4 of the Articles of Incorporation of HNI Corporation (the "Articles"), effective as of November 19, 2009, eliminating the designation of the Series A Junior Participating Preferred Stock contained in the Articles.  The Corporation added this designation to the Articles in 1988, but never issued any of these preferred shares.  The amendment simplifies and significantly shortens the Articles by removing the provision pertaining to this unused designation.

The foregoing description of the amendment to the Articles is qualified in its entirety by reference to the text of the amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Amendment of By-laws

Effective as of November 19, 2009, the Board approved an amendment to Section 3.03(a) of Article 3 of the By-laws of HNI Corporation (the "By-laws") reducing the authorized number of the Corporation's directors from thirteen to twelve.  The Corporation amended the By-laws to eliminate the vacancy created by the recent resignation of Joseph E. Scalzo from the Board.  For additional information regarding Mr. Scalzo's resignation, see the Corporation's Current Report on Form 8-K filed with the SEC on October 22, 2009.

The foregoing description of the amendment to the By-laws is qualified in its entirety by reference to the text of the amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

The following exhibits relating to Item 5.03 are filed as part of this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation of HNI Corporation
3.2	Amendment to the By-laws of HNI Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Dated: November 24, 2009	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation of HNI Corporation
3.2	Amendment to the By-laws of HNI Corporation